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                                                                      Exhibit 99


                                  Press Release
                                  -------------

  FAMOUS FIXINS, INC. AND WARNING MODEL MANAGEMENT ANNOUNCE AGREEMENT
                              AND PLAN OF MERGER.
                              -------------------

Los  Angeles,  CA
January  6,  2003

Famous Fixins, Inc., a NASDAQ Over the Counter Bulletin Board company (stock symbol - FIXN) and Warning Model Management, LLC, a California limited liability corporation, (:WMM") have announced that they have combined in a merger, effective December 27, 2002. The structure of the merger involved WMM acquiring 100% of the common stock of FIXN Acquisition Sub, Inc., a subsidiary of Famous Fixins, Inc. in exchange for a combination of $2,900,000 in convertible debentures plus 51% of the issued and authorized common stock of Famous Fixins, Inc.

According to S. Michael Rudolph, Acting President, CEO and Director of Famous Fixins, Inc., "We have been looking for opportunities to increase shareholder value and believe that our merger with WMM will allow for renewed growth of the company. WMM has a strong brand name in its market s well as an excellent management team that can take the merged company to new levels of revenue and profitability.

Steve Chamberlin, Managing Member of WMM and the new President and CEO of the combined organization indicated, "Our merger into a public company will allow us to continue to grow and have access to capital markets that were not available to us as a limited liability company. We are excited about our growth prospects and potential for expansion of our business. As economic conditions improve in the advertising and retailing sectors, our opportunities for further business will continue to improve."


About  Famous  Fixins,  Inc.
----------------------------

Until May 15, 2002, the Company was a promoter and marketer of celebrity licensed consumer products for sale in supermarkets, other retailers and over the Internet. The Company developed, marketed and sold licensed consumer products based on the diverse professional, cultural and ethnic backgrounds of various celebrities. The Company entered into licensing agreements with high profile celebrities and created consumer products which included various product lines consisting of salad dressings, candy products, cosmetic products, adhesive bandages and other novelty products endorsed by the licensors. The Company sold directly to customers and also utilized a network of consumer products brokers to distribute its products throughout the United States and Canada. Third party manufacturers produced the Company's various consumer products. On May 15, 2002, the Company completed a divestiture of all of its operations and sale of substantially all of its assets and assumption of certain specified liabilities by Starbrand, LLC under a "Settlement of Debts and Asset Purchase Agreement". After the divestiture of operations, the Company's activities have consisted of seeking additional financing and/or capital and acquiring a new business.

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About  Warning  Model  Management,LLC
-------------------------------------

Warning Model Management, LLC was established in September 1998 and is one of the larger modeling agencies in the United States, providing high-quality fashion oriented models to both the fashion industry as well as retailing and advertising sectors. Warning Model Management is located in Los Angeles, California and provides modeling services worldwide.


Statements in this press release that are not historical facts are forward-looking statements, including statements regarding future revenues and sales projections, plans for future financing, the ability to meet operational milestones, marketing arrangements and plans, and shipments to and regulatory approvals in international markets. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, our ability to obtain additional financing that will allow us to continue our current and future operations and whether demand for our products and services in domestic and international markets will continue to expand. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC"), including its annual report on Form 10-K for the year ended Dec. 31, 2001 and its subsequent filings with the SEC.



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